Exhibit 10.3

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of October [●], 2024, by and between Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), and the investor whose name appears on the signature page hereto (the “Stockholder”).

WHEREAS, the Company and certain investors (the “Investors”), including the Stockholder, entered into a Securities Purchase Agreement, of even date herewith (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to sell to the Investors, and the Investors have agreed to purchase, severally and not jointly (the “Transaction”): (i) 58,310,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or, in lieu thereof, pre-funded warrants to purchase up to 21,985,000 shares of Common Stock (the “Pre-Funded Warrants”); (ii) Series A-1 warrants to purchase up to 40,139,474 shares of Common Stock (the “Series A-1 Warrants”), or, in lieu thereof, pre-funded warrants (“A-1 Pre Funded Warrants”) to purchase the same number of shares of Common Stock; and (iii) Series B-1 warrants to purchase up to 73,813,529 shares of Common Stock (the “Series B-1 Warrants” and together with the Series A-1 Warrants and the Pre-Funded Warrants, the “Warrants”), or, in lieu thereof, pre-funded warrants (“B-1 Pre-Funded Warrants”) to purchase the same number of shares of Common Stock;

WHEREAS, upon the closing of the transactions contemplated by the Securities Purchase Agreement, the Stockholder will beneficially own the shares of Common Stock set forth on Exhibit A to the Securities Purchase Agreement (the “Stockholder Shares”);

WHEREAS, the Company intends to amend its 2020 Equity Incentive Plan (the “2020 Plan”) to increase the Plan Limit (as defined in the 2020 Plan) to 15% of the fully diluted shares of Common Stock following the close of the Transaction, after giving effect to the shares issuable upon exercise of the Warrants and any other outstanding securities of the Company that are convertible into or exercisable for Common Stock (the “Plan Amendment”);

WHEREAS, in connection with the close of the Transaction, the Board of Directors of the Company intends to restore through the granting of stock options the fully diluted employee ownership positions for current directors, management and employees, with an initial portion of such options to vest at or about the date on which the options are granted (the “Initial Vested Options”), with a second portion of such options to vest following the expiration of the exercise period of the Series A-1 Warrants (the “Post-Series A-1 Warrant Vested Options”), and with a third portion of such options to vest following the expiration of the exercise period of the Series B-1 Warrants (the “Post-Series B-1 Warrant Vested Options”), provided, that it shall be a condition to vesting that the applicable grantee be providing services to the Company on the vesting date;

WHEREAS, it is contemplated that a portion of the newly-granted options will be granted to the Company’s current directors, Chief Financial Officer and other non-C-suite employees, to whom stock options would be granted under the 2020 Plan to restore their percentage ownership of the Company on a fully diluted basis to what such fully diluted ownership was immediately before the Transaction (i.e., after giving effect to the shares issuable upon exercise of the Warrants (to the extent noted below) and any other outstanding securities of the Company that are convertible into or exercisable for Common Stock), with the calculation of (x) the number of Initial Vested Options for each person to exclude from the fully-diluted denominator the shares of Common Stock issuable upon exercise of the Warrants and (y) the number of Post-Series A-1 Warrant Vested Options to exclude from the fully-diluted denominator the shares of Common Stock issuable upon exercise of the Series B-1 Warrants, and with (A) the number of Post-Series A-1 Warrant Vested Options that actually become vested and exercisable to be a percentage of the total number of Post-Series A-1 Warrant Vested Options that are subject to the original grant (and that assume full exercise of the Series A-1 Warrants) that corresponds to the percentage of the Series A-1 Warrants that have actually been exercised as of the expiration of the exercise period of the Series A-1 Warrants (i.e., if the option grant to a grantee includes 100 Post-Series A-1 Warrant Vested Options assuming full exercise of the Series A-1 Warrants, and if only 50% of the Series A-1 Warrants are exercised, then the number of Post-Series A-1 Warrant Vested Options that become vested and exercisable will be 50, with the remaining options subject to such grant being automatically forfeited and removed from the 2020 Plan), and (B) with (A) the number of Post-Series B-1 Warrant Vested Options that actually become vested and exercisable to be a percentage of the total number of Post-Series B-1 Warrant Vested Options that are subject to the original grant (and that assume full exercise of the Series B-1 Warrants) that corresponds to the percentage of the Series B-1 Warrants that have actually been exercised as of the expiration of the exercise period of the Series B-1 Warrants (i.e., if the option grant to a grantee includes 100 Post-Series B-1 Warrant Vested Options assuming full exercise of the Series B-1 Warrants, and if only 50% of the Series B-1 Warrants are exercised, then the number of Post-Series B-1 Warrant Vested Options that become vested and exercisable will be 50, with the remaining options subject to such grant being automatically forfeited and removed from the 2020 Plan);

WHEREAS, it is also contemplated that a portion of the newly-granted options will be granted to the Company’s Chief Executive Officer, Dr. Milton Werner, to whom stock options would be granted under the 2020 Plan in an amount equal to 5.5% of the fully diluted shares of Common Stock immediately following the close of the Transaction (i.e., after giving effect to the shares issuable upon exercise of the Warrants (to the extent noted below) and any other outstanding securities of the Company that are convertible into or exercisable for Common Stock), with the calculation of (x) the number of Initial Vested Options for Dr. Werner to exclude from the fully-diluted denominator the shares of Common Stock issuable upon exercise of the Warrants and (y) the number of Post-Series A-1 Warrant Vested Options for Dr. Werner to exclude from the fully-diluted denominator the shares of Common Stock issuable upon exercise of the Series B-1 Warrants, and with (A) the number of Dr. Werner’s Post-Series A-1 Warrant Vested Options that actually become vested and exercisable to be a percentage of the total number of Post-Series A-1 Warrant Vested Options that are subject to the original grant to Dr. Werner (and that assume full exercise of the Series A-1 Warrants) that corresponds to the percentage of the Series A-1 Warrants that have actually been exercised as of the expiration of the exercise period of the Series A-1 Warrants (i.e., if the option grant to Dr. Werner includes 100 Post-Series A-1 Warrant Vested Options assuming full exercise of the Series A-1 Warrants, and if only 50% of the Series A-1 Warrants are exercised, then the number of Dr. Werner’s Post-Series A-1 Warrant Vested Options that become vested and exercisable will be 50, with the remaining options subject to such grant being forfeited and removed from the 2020 Plan, and (B) the number of Dr. Werner’s Post-Series B-1 Warrant Vested Options that actually become vested and exercisable to be a percentage of the total number of Post-Series B-1 Warrant Vested Options that are subject to the original grant to Dr. Werner (and that assume full exercise of the Series B-1 Warrants) that corresponds to the percentage of the Series B-1 Warrants that have actually been exercised as of the expiration of the exercise period of the Series B-1 Warrants (i.e., if the option grant to Dr. Werner includes 100 Post-Series B-1 Warrant Vested Options assuming full exercise of the Series B-1 Warrants, and if only 50% of the Series B-1 Warrants are exercised, then the number of Dr. Werner’s Post-Series B-1 Warrant Vested Options that become vested and exercisable will be 50, with the remaining options subject to such grant being forfeited and removed from the 2020 Plan;

WHEREAS, the Post-Warrant Options will vest proportionality following the expiration of the exercise period of the Series A-1 Warrants and the Series B-1 Warrants, as applicable;

WHEREAS, the stock options granted as per the preceding recitals (i) will have an exercise price no lower than the fair market value of the Common Stock at time of grant and (ii) will be subject to the approval by the Company’s stockholders of (x) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock and (y) the Plan Amendment;

WHEREAS, it is contemplated that any shares of Common Stock that are added to the 2020 Plan as part of the Plan Amendment and that are included in stock options that are granted to grantees as per the preceding recitals, and that are automatically forfeited due to the fact that less than 100% of the Warrants are exercised and thus that not all of the Post-Series A-1 Warrant Vested Options and the Series B-1 Warrant Vested Options become vested and exercisable, shall promptly be removed from the 2020 Plan and no longer subject to further grant thereunder;

WHEREAS, the Company intends to amend, subject to stockholder approval, in connection with the Transaction the exercise price of certain stock options listed on Schedule A hereto to the fair market value of the Common Stock at the time of such amendment (together, the “Option Repricing”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Securities Purchase Agreement, and to consummate the Transaction, the Company has required that the Stockholder agrees, and in order to induce the Company to enter into the Securities Purchase Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Stockholder Shares now owned and which may hereafter be acquired by the Stockholder and any other securities of the Company (the “Other Securities” and together with the Stockholder Shares, the “Stockholder Securities”), if any, which the Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT

1.1. Voting and Lock-Up of Stockholder Securities. Subject to the last sentence of this Section 1.1, from and after the date hereof, at every meeting of the stockholders of the Company at which the Stockholder Approval is considered, however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Company’s stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Stockholder Securities (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement, the form of Series A-1 Warrant and the form of Series B-1 Warrant); (b) in favor of the Plan Amendment and the Option Repricing; and (c) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Agreements (as defined in the Securities Purchase Agreement), including the form of Series A-1 Warrant and the form of Series B-1 Warrant, or which could reasonably be expected to result in any of the conditions to the Company’s obligations thereunder not being fulfilled. Subject to the last sentence of this Section 1.1, from and after the date hereof, the Stockholder shall not, and shall not permit any other Person (as defined in the Securities Purchase Agreement) to, offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of any Stockholder Securities, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Stockholder Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing until the earlier of (1) the day after the record date of the first Stockholder Meeting (as defined in the Securities Purchase Agreement) and (2) 120 days following the Closing Date (as defined in the Securities Purchase Agreement). The Stockholder acknowledges that the Stockholder has received and reviewed a copy of the Securities Purchase Agreement and the other Transaction Agreements, including the form of Series A-1 Warrant and the form of Series B-1 Warrant. The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company and the Investor as follows:

2.1. Authorization; Binding Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

2.2. Ownership of Stockholder Securities. As of the date hereof, the Stockholder is the owner of that number of shares of Common Stock set forth next to its signature hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company. Such shares of Common Stock are all the Common Stock of the Company owned, either of record or beneficially, by the Stockholder, excluding any unexercised warrants owned by the Stockholder. Such Common Stock is owned free and clear of all Encumbrances (as defined below). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by the Stockholder.

2.3. No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder Securities owned by the Stockholder is bound. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

2.4. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation, or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Stockholder Securities) that could reasonably be expected to prevent, delay, or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

COVENANTS

3.1. Company Cooperation. The Company hereby covenants and agrees that it will not, and the Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Stockholder Securities subject to this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1. Reserved.

4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the Stockholder Approval.

4.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Either party shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

4.4. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholder (other than the Securities Purchase Agreement and the other Transaction Agreements, including the form of Series A-1 Warrant and the form of Series B-1 Warrant) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

4.5. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

4.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

4.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.8. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Stockholder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under the Securities Purchase Agreement, form of Series A-1 Warrant, form of Series B-1 Warrant, or any of the other Transaction Agreements or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

INHIBIKASE THERAPEUTICS, INC.

By:
Name:	Milton H. Werner, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Support Agreement of Inhibikase Therapeutics, Inc.]

STOCKHOLDER:

[•]

By:
Name: [•]
Title: Stockholder

Shares: [•]

Address: [•]

Email: [•]

[Signature Page to Support Agreement of Inhibikase Therapeutics, Inc.]

SCHEDULE A (Option Repricing)

Option Holder	# of Options	Issue Date	Expiration Date	Original Exercise Price	New Exercise Price	Name of Equity Plan Options Issued Under
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]

SCHEDULE A (CONT’D) (New Option Grants)

Grantee	Initial Vested Option	Series A-1 Warrant Vested Options	Series B-1 Warrant Vested Options	Total
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]

Grant Date – [●]

Vesting Terms – [●]